UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8 , 2017
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On November 8, 2017, Stone Energy Corporation (“Stone”) received notice from Bank of America, N.A., as administrative agent and issuing lender under the Fifth Amended and Restated Credit Agreement dated February 28, 2017 (the “Credit Agreement”), that its borrowing base under the Credit Agreement had been reduced to $100 million, effective November 8, 2017. Prior to the November 8, 2017 redetermination, available borrowings under the Credit Agreement were $150 million. The borrowing base under the Credit Agreement is redetermined semi-annually, in May and November, by the lenders, in accordance with the lenders’ customary practices for oil and gas loans. On November 8, 2017, Stone had no outstanding borrowings and $12.6 million in letters of credit outstanding, leaving $87.4 million of availability under the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: November 8, 2017	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary